                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                    VERTEX PHARMACEUTICALS INCORPORATED
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

[LOGO]

                                                                   April 9, 2002

Dear Fellow Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated to be held on Friday, May 17, 2002, at 9:30 a.m. at the Company's headquarters at 130 Waverly Street, Cambridge, Massachusetts.

    The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that will be presented at the meeting. This year, in addition to the election of three directors, stockholders are being asked to approve amendments to the Company's Employee Stock Purchase Plan.

    Regardless of the number of shares of Common Stock you may own, your vote is important. YOU ARE URGED TO VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY, whether or not you plan to attend the meeting in person. This will ensure your proper representation at the meeting.

    Thank you for giving these materials your careful consideration.

                                          Sincerely,
                                          /s/ Joshua S. Boger
                                          JOSHUA S. BOGER
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                      VERTEX PHARMACEUTICALS INCORPORATED

                               130 WAVERLY STREET

                      CAMBRIDGE, MASSACHUSETTS 02139-4242

                  TELEPHONE (617) 444-6100, FAX (617) 444-6680

                      VERTEX PHARMACEUTICALS INCORPORATED
                               130 WAVERLY STREET
                            CAMBRIDGE, MA 02139-4242
                                 (617) 444-6100

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 17, 2002

    Notice is hereby given that the 2002 Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated (the "Company") will be held on Friday, May 17, 2002, at 9:30 a.m. at the Company's headquarters, 130 Waverly Street, Cambridge, Massachusetts, for the following purposes:

    (1) To elect three directors to the class of directors whose term expires in 2005;

    (2) To approve amendments to the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan; and

    (3) To consider and act upon such other business as may properly come before the meeting.

    Please refer to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the meeting.

    Holders of record of the Company's Common Stock at the close of business on March 26, 2002, the record date for the meeting, are entitled to vote at the Annual Meeting and at any adjournments of the Annual Meeting. All stockholders are invited to attend the meeting in person.

    HOLDERS OF RECORD OF COMMON STOCK AS OF THE RECORD DATE ARE URGED TO VOTE, SIGN, DATE, AND RETURN THEIR PROXIES IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. HOLDERS OF RECORD OF COMMON STOCK AS OF THE RECORD DATE WHO DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON MAY REVOKE THEIR PROXIES.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          KENNETH S. BOGER
                                          CLERK

April 9, 2002

                      VERTEX PHARMACEUTICALS INCORPORATED

                               130 WAVERLY STREET
                            CAMBRIDGE, MA 02139-4242
                                 (617) 444-6100

                            ------------------------

                                PROXY STATEMENT
                    FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 2002

    This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Vertex Pharmaceuticals Incorporated ("Vertex" or the "Company"), a Massachusetts corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Company's 2002 Annual Meeting of Stockholders to be held on May 17, 2002 at
9:30 a.m. at the Company's headquarters, 130 Waverly Street, Cambridge, Massachusetts, and at any adjournments thereof (the "Meeting").

    This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to stockholders of the Company on or about April 9, 2002. The Annual Report to Stockholders for the fiscal year ended December 31, 2001 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

    The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $4,000. Proxies may also be solicited by regular employees of the Company by mail, by telephone, in person, or otherwise. Employees will not receive additional compensation for their solicitation efforts. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from beneficial owners. The Company will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

                               VOTING PROCEDURES

    YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Meeting, please take the time to vote by completing and mailing the enclosed proxy card as soon as possible. We have included a postage-prepaid envelope for your convenience.

    WHO CAN VOTE? In order to vote, you must have been a stockholder of record at the close of business on March 26, 2002 (the "record date"). Stockholders whose shares are owned of record by brokers and other nominees should follow the voting instructions provided by their broker or other nominee. As of the record date, there were 75,344,652 shares of Common Stock issued, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter to be voted upon.

    HOW DO I VOTE? If your shares are held of record in your own name, you may vote by completing and returning the enclosed proxy by mail or by voting in person at the Meeting.

    VOTING BY MAIL. You may vote by mail by completing and returning the enclosed proxy. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one or more of the proposals described in this Proxy Statement, your proxy will be voted in favor of that proposal. You may revoke your proxy at any time before its exercise by delivering a written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Meeting.

    VOTING IN PERSON AT THE MEETING. If you attend the Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot which will be available at the Meeting.

    VOTING SHARES HELD IN "STREET NAME." If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to attend the Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker's proxy card and bring it to the Meeting in order to vote.

    WHAT CONSTITUTES A QUORUM? In order for business to be conducted at the Meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of Common Stock issued and outstanding as of the record date. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. If a quorum is not present, it is expected that the Meeting will be adjourned until a quorum is obtained.

    WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL? The affirmative vote of the holders of a plurality of the shares of Common Stock entitled to vote at the Meeting is required for the approval of Proposal 1, the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Meeting is required for the approval of Proposal 2, the approval of the amendments to the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan.

    HOW ARE VOTES COUNTED? Shares which abstain from voting as to a particular matter or are held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote as to a particular matter ("broker non-votes") will not be voted in favor of such matter, and will also not be counted as shares voting on such matter. Abstentions and broker non-votes are not relevant to the tabulation of votes on Proposal 1, the election of directors. Broker non-votes will not be relevant to the tabulation of votes on Proposal 2, approval of amendments to the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan, because brokers will have discretionary authority to vote on that proposal. Also, because approval of Proposal 2 requires a majority of the shares of Common Stock present or represented and voting at the Meeting, abstentions will have no effect on the outcome of voting on Proposal 2.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

    The By-Laws of the Company provide for a Board consisting of such number of directors, not less than three nor more than nine, as may be fixed from time to time by the Board. The Board is divided into three classes, with each class holding office for a term of three years and the term of office of one class expiring each year. The Board has fixed the number of directors to constitute the full Board for the ensuing year at eight, three of whom are to be elected at the Meeting for a term expiring at the 2005 Annual Meeting, two whose terms expire at the 2003 Annual Meeting, and three whose terms expire at the 2004 Annual Meeting. The President of the Company need not be a director.

    Roger W. Brimblecombe, a director of the Company since 1993, Donald R. Conklin, a director since 1994, and Stuart J.M. Collinson, a director since 2001, represent the class of directors whose term expires at the Meeting. The Board has nominated Dr. Brimblecombe, Mr. Conklin and Dr. Collinson for election to the class of directors whose term will expire in 2005.

    Dr. Collinson has been nominated for election to the class of directors whose term will expire in 2005 pursuant to an agreement among Dr. Collinson, the Company, and the Company's wholly-owned subsidiary Aurora Biosciences Corporation ("Aurora"), which was entered into in connection with the acquisition of Aurora by the Company in 2001. The agreement pursuant to which Dr. Collinson has been nominated provides that the Company shall nominate
Dr. Collinson for election to the Board, recommend in this proxy statement that Dr. Collinson be elected to the Board, include Dr. Collinson's election to the Board with any other proposals with respect to which the Company engages a proxy solicitation firm, and vote any proxies held by the Company in favor of Dr. Collinson's election unless the proxy instructs otherwise.

    Shares represented by proxies will be voted for the election as directors of Dr. Brimblecombe, Mr. Conklin and Dr. Collinson unless otherwise specified in the proxy. If any of the nominees for election to the Board should, for any reason not now anticipated, be unavailable to serve as such, proxies will be voted for such other candidate as may be designated by the Board unless the Board reduces the number of directors. The Board has no reason to believe that Dr. Brimblecombe, Mr. Conklin or Dr. Collinson will be unable to serve if elected.

    The table below sets forth certain information with respect to the nominees for election to the Board and those directors whose terms of office will continue after the Meeting.

                                                                                                    EXPIRATION OF
                                                                                          FIRST        PRESENT
                                          PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND  ELECTED     OR PROPOSED
NAME AND AGE                                       OTHER BUSINESS AFFILIATIONS           DIRECTOR   TERM OF OFFICE
------------                              ---------------------------------------------  --------   --------------
Roger W. Brimblecombe, Ph.D., D.Sc., 72   Chairman of Vanguard Medica Ltd. from 1991 to    1993           2005
  (1)                                     2000, Chairman of Core Group plc since 1997,
                                          and Non-Executive Chairman of Oxford
                                          Asymmetry International plc from 1997 to
                                          2000. Various Vice Presidential posts in
                                          SmithKline & French Laboratories research and
                                          development organization between 1979 and
                                          1990. Also a Director of several other
                                          companies located in Europe.

Donald R. Conklin, 65 (2) (3)             Executive Vice President of Schering-Plough      1994           2005
                                          Corp. from 1986 to 1996; retired from
                                          Schering-Plough in 1996. Also a Director of
                                          AlfaCell Inc. and Ventiv Inc.

                                                                                                    EXPIRATION OF
                                                                                          FIRST        PRESENT
                                          PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND  ELECTED     OR PROPOSED
NAME AND AGE                                       OTHER BUSINESS AFFILIATIONS           DIRECTOR   TERM OF OFFICE
------------                              ---------------------------------------------  --------   --------------
Stuart J. M. Collinson, Ph.D., 42         Partner at Forward Ventures. Dr. Collinson       2001           2005
                                          served as the President, Chief Executive
                                          Officer and Chairman of the Board of Aurora
                                          Biosciences Corporation from 1999 to 2001 and
                                          as a consultant to Aurora from December 1998
                                          to May 1999. Chief Executive Officer of
                                          Andaris, Ltd., a privately held
                                          biopharmaceutical company, from June 1998 to
                                          November 1998. Various senior management
                                          positions with Glaxo Wellcome from December
                                          1994 through June 1998, most recently serving
                                          as Co-Chairman, Hospital and Critical Care
                                          Therapy Management Team and Director of
                                          Hospital and Critical Care.

Joshua S. Boger, Ph.D., 50                A founder of the Company; Chief Executive        1989           2004
                                          Officer since 1992 and Chairman of the Board
                                          since 1997; President of the Company from its
                                          inception in 1989 until December 2000; and
                                          Chief Scientific Officer from 1989 until May
                                          1992. From 1987 to 1989, Senior Director of
                                          Basic Chemistry at Merck Sharp & Dohme
                                          Research Laboratories.

Charles A. Sanders, M.D., 70 (2)          Retired in 1994 as Chief Executive Officer       1996           2004
                                          and in 1995 as Chairman of Glaxo Inc. From
                                          1990 to 1995 a member of the Board of Glaxo
                                          plc. From 1981 to 1989, held a number of
                                          positions at Squibb Corporation, including
                                          that of Vice Chairman. Currently a Director
                                          of Biopure Corporation, Edgewater Inc.,
                                          Genentech, Inc., Genaera Pharmaceuticals
                                          Inc., Pharmacopeia Inc., Scios, Inc., and
                                          Trimeris Inc.

Elaine S. Ullian, 54 (1)                  President and Chief Executive Officer of         1997           2004
                                          Boston Medical Center since 1996. From 1994
                                          to 1996, President and Chief Executive
                                          Officer of Boston University Medical Center
                                          Hospital. From 1987 to 1994, President and
                                          Chief Executive Officer of Faulkner Hospital.
                                          Also a Director of Hologic Inc.

                                                                                                    EXPIRATION OF
                                                                                          FIRST        PRESENT
                                          PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND  ELECTED     OR PROPOSED
NAME AND AGE                                       OTHER BUSINESS AFFILIATIONS           DIRECTOR   TERM OF OFFICE
------------                              ---------------------------------------------  --------   --------------
Barry M. Bloom, Ph.D., 73 (1) (3)         Formerly with Pfizer Inc., as Executive Vice     1994           2003
                                          President of Research and Development from
                                          1992 to 1993, Senior Vice President from 1990
                                          to 1992, Vice President from 1971 to 1990,
                                          and a Director from 1973 to 1993. A Director
                                          of Cubist Pharmaceuticals, Inc., Incyte
                                          Genomics Inc., Neurogen Corp. and Microbia,
                                          Inc.

Bruce I. Sachs, 42 (2)                    General Partner at Charles River Ventures        1998           2003
                                          since 1999. From 1998 to 1999, Executive Vice
                                          President and General Manager, Ascend
                                          Communications, Inc. From 1997 until 1998,
                                          President and CEO of Stratus Computer, Inc.
                                          From 1995 to 1997, Executive Vice President/
                                          General Manager of the Internet Telecom
                                          Business Group at Bay Networks, Inc. From
                                          1993 to 1995, President and Chief Executive
                                          Officer at Xylogics, Inc.

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Member of the Nominating Committee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the year ended December 31, 2001, the Board held seven meetings. Each of the incumbent directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he or she was a member.

    The Compensation Committee's functions are to recommend to the full Board the amount, character, and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company and to administer the Company's stock and option plans and employee stock purchase plan. Barry M. Bloom, Roger W. Brimblecombe and Elaine S. Ullian are the members of the Compensation Committee, which held two meetings during 2001. The Compensation Committee Report appears at page 11 of this Proxy Statement.

    The Audit Committee, which includes Donald R. Conklin, Bruce I. Sachs, and Charles A. Sanders, met six times during 2001. The primary purpose of the Audit Committee is to provide independent and objective oversight of the accounting functions and internal controls of the Company. The Audit Committee also assists the Board in fulfilling its responsibility to the stockholders relating to corporate accounting, the reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee Report appears at page 18 of this Proxy Statement.

    The Nominating Committee, which includes Barry M. Bloom and Donald R. Conklin, did not meet during 2001. The Nominating Committee's role, following consultation with all other members of the Board, is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED TO ELECT EACH NOMINEE AS DIRECTOR.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of March 26, 2002, by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock on that date, (ii) each director, (iii) each person named in the Summary Compensation Table below, and (iv) all directors and current executive officers as a group.

                                                                     SHARES           PERCENTAGE
NAME AND ADDRESS                                              BENEFICIALLY OWNED(1)    OF TOTAL
----------------                                              ---------------------   ----------
Wellington Management Company LLP (2).......................       10,420,480            13.8%
  75 State Street
  Boston, MA 02109
FMR Corp. (3)...............................................       10,064,067            13.4%
  82 Devonshire Street
  Boston, MA 01909
J.P. Morgan Chase & Co. (4).................................        3,759,085             5.0%
  270 Park Avenue
  New York, NY 10017
Vanguard Specialized Funds--Vanguard Health Care Fund (5)...        3,755,400             5.0%
  Post Office Box 2600
  Valley Forge, PA 19482-2600
Barry M. Bloom (6)..........................................           62,500               *
Joshua S. Boger (6)(7)(8)...................................        2,438,290             3.2%
Roger W. Brimblecombe (6)...................................           47,500               *
Stuart J. Collinson (6).....................................          325,902               *
Donald R. Conklin (6).......................................           90,500               *
Bruce I. Sachs (6)..........................................           62,500               *
Charles A. Sanders (6)......................................           73,500               *
Elaine S. Ullian (6)........................................           78,100               *
Vicki L. Sato (6)(8)........................................          997,444             1.3%
John J. Alam (6)(8).........................................          140,777               *
Lynne H. Brum (6)(8)........................................          115,761               *
Iain P. M. Buchanan (6).....................................          222,356               *
All directors and current executive officers as a group (16         4,701,268             6.2%
  persons) (9)..............................................

------------------------

*   Less than 1%

(1) Beneficial ownership of shares for purposes hereof, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares of Common Stock as to which a person has or shares voting power and/or investment (including dispositive) power. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Attached to each share of Common Stock is a Preferred Share Purchase Right to acquire one-half of one hundredth of a share of the Company's Series A Junior Participating Preferred Stock, par value $.01 per share, which rights are not presently exercisable. Information with respect to persons other than directors and executive officers is based solely upon Schedules 13G filed with the Securities and Exchange Commission as of December 31, 2001.

(2) Wellington Management Company LLP has shared voting power as to 6,411,380 of these shares and shared dispositive power as to all 10,420,480 shares. The shares owned beneficially by Wellington Management Company LLP include shares as to which Wellington Management Company LLP acts as an investment advisor to Vanguard Specialized Funds-Vanguard Health Care Fund.

(3) FMR Corp. has sole power to vote 151,300 of these shares and sole power to dispose of all 10,064,067 shares.

(4) J.P. Morgan Chase & Co. has sole power to vote 3,175,999 of these shares, shared power to vote 95,676 of these shares, sole dispositive power as to 3,610,609 of these shares and shared dispositive power as to 148,476 of these shares.

(5) Vanguard Specialized Funds--Vanguard Health Care Fund has sole voting power and shared dispositive power as to all 3,755,400 of these shares. The shares owned beneficially by Wellington Management Company LLP include shares as to which Wellington Management Company LLP acts as an investment advisor to Vanguard Specialized Funds-Vanguard Health Care Fund.

(6) Includes shares which may be acquired upon the exercise of options exercisable within 60 days after March 26, 2002, as follows: Dr. Bloom, 62,500 shares; Dr. Boger, 1,372,760 shares; Dr. Brimblecombe, 47,500 shares; Dr. Collinson, 322,623 shares; Mr. Conklin, 47,500 shares; Mr. Sachs, 62,500 shares; Dr. Sanders, 67,500 shares; Ms. Ullian, 77,500 shares; Dr. Sato, 932,100 shares; Dr. Alam, 121,936 shares; Ms. Brum, 108,561 shares; and
    Mr. Buchanan, 221,353 shares.

(7) Includes 207,500 shares held in trusts for the benefit of Dr. Boger's children. Dr. Boger disclaims beneficial ownership of these shares.

(8) Includes shares held in the Company's 401(k) Plan, as follows: Dr. Boger, 8,740 shares; Dr. Sato, 5,832 shares; Dr. Alam, 1,307 shares; and Ms. Brum, 2,240 shares.

(9) Includes an aggregate of 3,352,896 shares which may be acquired upon the exercise of options exercisable within 60 days after March 26, 2002 and an aggregate of 18,119 shares held in the Company's 401(k) Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires directors, officers, and persons who are beneficial owners of more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of their ownership of the Company's securities and of changes in that ownership. To the Company's knowledge, based upon a review of copies of reports filed with the Commission with respect to the fiscal year ended December 31, 2001 and written representations that no other reports were required, all reports required to be filed under Section 16(a) by the Company's directors and officers and persons who were beneficial owners of more than ten percent of the Company's Common Stock were timely filed, except that Dr. Alam filed one Form 4, which reported one transaction, and Dr. Collinson filed one Form 3, late.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides certain summary information concerning compensation earned during the fiscal years ended December 31, 2001, 2000, and 1999 by the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who served as executive officers at December 31, 2001 or during 2001 (the Chief Executive Officer together with such other persons being hereinafter referred to as the "Named Executive Officers").

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                      ----------------
                                                                                         SECURITIES
                                                                ANNUAL COMPENSATION      UNDERLYING
                                                                -------------------       OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION                            YEAR      SALARY     BONUS     (# OF SHARES)(1)   COMPENSATION
---------------------------                          --------   --------   --------   ----------------   ------------
Joshua S. Boger,...................................    2001     $474,994   $150,000        125,000       $ 7,650 (2)
  Chairman and Chief Executive Officer                 2000     $407,134   $250,000        175,000       $    21,196
                                                       1999     $389,584   $ 88,000        174,000       $    19,872

Vicki L. Sato,.....................................    2001     $400,010   $100,000        100,000       $ 7,650 (3)
  President                                            2000     $332,124   $150,000        125,000       $     7,291
                                                       1999     $311,844   $ 77,961        124,500       $     6,938

John J. Alam,......................................    2001     $256,958   $ 32,120         52,563       $ 7,650 (3)
  Senior Vice President, Drug Evaluation and           2000     $229,424   $ 45,884         50,250       $     7,403
  Approval                                             1999     $215,410   $ 21,541         44,500       $     5,662

Lynne H. Brum,.....................................    2001     $197,548   $ 34,571         48,027       $ 6,541 (3)
  Vice President of Corporate Development and          2000     $172,510   $ 25,876         29,650       $     7,650
  Communications                                       1999     $161,980   $ 24,297         24,500       $     5,971

Iain P. M. Buchanan,...............................    2001     $221,572   $  7,967         33,236       $21,303 (4)
  Vice President of European Operations                2000     $232,102   $  9,284         32,300       $    21,672
                                                       1999     $213,516   $ 21,793         24,500       $    21,352

------------------------

(1) Adjusted to reflect the two-for-one stock split effected in August 2000.

(2) Represents the value of the Company's matching contributions under the Company's 401(k) Savings Plan. Prior years include amounts representing certain insurance premiums paid by the Company on Dr. Boger's behalf.

(3) Represents the value of the Company's matching contributions under the Company's 401(k) Savings Plan.

(4) Represents the Company's contribution to Mr. Buchanan's personal pension scheme account.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table provides certain information with respect to options under the Company's 1996 Stock and Option Plan granted to each of the Named Executive Officers during the fiscal year ended December 31, 2001.

                                          INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE VALUE
                                      --------------------------                             AT ASSUMED ANNUAL RATES
                                      NUMBER OF     PERCENT OF                                   OF STOCK PRICE
                                      SECURITIES   TOTAL OPTIONS                                APPRECIATION FOR
                                      UNDERLYING    GRANTED TO                                   OPTION TERM (2)
                                       OPTIONS     EMPLOYEES IN    EXERCISE   EXPIRATION   ---------------------------
NAME                                  GRANTED(1)    FISCAL YEAR     PRICES      DATES           5%            10%
----                                  ----------   -------------   --------   ----------   ------------   ------------
Joshua S. Boger.....................   125,000          2.9%        $24.66     12/10/11     $1,939,932     $4,913,865
Vicki L. Sato.......................   100,000          2.3%        $24.66     12/10/11     $1,551,946     $3,931,092
John J. Alam........................    52,563          1.2%        $24.66     12/10/11     $  815,749     $2,066,300
Lynne H. Brum.......................    48,027          1.1%        $24.66     12/10/11     $  745,353     $1,887,985
Iain P. M. Buchanan.................    33,236          0.8%        $24.66     12/10/11     $  515,805     $1,306,538

------------------------

(1) Options vest in twenty equal quarterly installments from the date of grant.

(2) As required by rules of the Securities and Exchange Commission, potential values stated are on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. These hypothesized values are not intended to forecast possible future appreciation, if any, in the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table provides certain information with respect to the options to purchase Common Stock exercised by the Named Executive Officers during 2001 and options held by such persons at December 31, 2001.

                                                                 NUMBER OF SECURITIES
                                                                      UNDERLYING               VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                              NUMBER OF                           AT FISCAL YEAR-END            FISCAL YEAR-END (1)
                           SHARES ACQUIRED                    ---------------------------   ---------------------------
NAME                         ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ---------------   --------------   -----------   -------------   -----------   -------------
Joshua S. Boger..........        1,288         $   13,769      1,285,360       484,550      $17,934,248    $2,591,112
Vicki L. Sato............       79,000         $2,036,640        881,150       349,350      $12,161,312    $1,765,802
John J. Alam.............          -0-         $        0         92,486       154,495      $   860,482    $  681,176
Lynne H. Brum............          -0-         $        0         90,970       106,447      $   943,491    $  406,834
Iain P. M. Buchanan......          -0-         $        0        205,430        93,806      $ 2,875,559    $  410,912

------------------------

(1) The value of unexercised in-the-money options at fiscal year-end assumes a fair market value for the Company's Common Stock of $24.66, the average price per share of the Common Stock as reported in the Nasdaq Stock Market on December 31, 2001.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Company has employment agreements with Dr. Boger, Dr. Sato and
Mr. Buchanan pursuant to which they are entitled to receive compensation as determined by the Compensation Committee of the Board of Directors and will be eligible to receive the benefits generally made available to executives of the Company. The agreements with Dr. Boger and Dr. Sato require 18 months' notice in the event of termination by the Company without cause, and may be terminated upon six months' notice by the executive. Mr. Buchanan's agreement requires six months' notice for termination by either the Company or Mr. Buchanan. In the event of certain terminations after a change in control of the Company, the agreements also provide for a lump sum payment of three years' salary and bonus, payable within ten days after the date of termination, acceleration of the vesting of all outstanding stock options, and continuation of certain employee benefits for a period of three years after the date of termination. The agreements also contain noncompetition provisions.

    Dr. Collinson has an employment agreement with Aurora that became effective upon completion of the Company's acquisition of Aurora and is guaranteed by the Company. Under this agreement, Dr. Collinson remained an employee of Aurora for six months following the acquisition, for which he (i) was entitled to be paid an aggregate of $361,986 in compensation; (ii) received (a) an option to purchase shares of Common Stock, (b) vesting of all his unvested stock options granted in accordance with Aurora's 1996 Stock Plan, (c) the right to reimbursement of reasonable expenses of relocation to the United Kingdom incurred within 12 months following termination of his employment, and (d) the right to COBRA payments for up to 18 months; and (iii) was granted forgiveness for a loan of $132,000 payable to Aurora. Additionally, in accordance with the employment agreement, Aurora and Dr. Collinson entered into a Non-Disclosure, Non-Competition and Inventions Agreement, pursuant to which he is entitled to an aggregate of $800,000, payable in installments. On April 2, 2002, upon termination of the six month employment term, and pursuant to the employment agreement, Aurora retained Dr. Collinson as a part-time consultant for a term of four years, at the rate of $80,000 per year.

    The Company also has an employment agreement with Mr. Kenneth Boger, Senior Vice President and General Counsel, which may be terminated by either the Company or Mr. Boger at any time. The agreement provides that, if Mr. Boger's employment is terminated under certain circumstances in connection with a change-in-control, Mr. Boger will be entitled to 12 months' severance pay, 18 months' acceleration of the vesting of outstanding stock options, additional payments required to compensate Mr. Boger if such payments and benefits result in certain adverse tax consequences, and continuation of certain employee benefits for up to 12 months. The agreement also contains a noncompetition provision.

    All outstanding options granted under the Company's Stock and Option Plans provide that, in the event of certain changes in control of the Company, either appropriate provision for the continuation of all then outstanding options must be made, or the vesting of such options will be accelerated and they will become fully exercisable immediately prior to such change in control.

COMPENSATION OF DIRECTORS

    During 2001, the Company paid to each non-employee director an annual retainer of $12,000, plus $2,500 for each Board meeting attended and $250 for each Committee meeting attended on a regular Board meeting day, or $500 if the Committee meeting was not held on the same day as a meeting of the full Board. Meetings held by conference call generally are compensated at half the standard rate. In addition, under the 1996 Stock and Option Plan, each non-employee director, upon initial election or appointment to the Board, receives a non-qualified option to purchase 20,000 shares of Common Stock at an exercise price equal to the Common Stock's then fair market value. Those options vest quarterly over a four-year period from the date of grant, based on continued service on the Board. Each non-employee director in office on June 1 of any year also receives a non-qualified option to purchase 7,500 shares of Common Stock under the 1996 Stock and Option Plan, exercisable immediately at a price equal to the fair market value per share of the Company's Common Stock on the date of grant.

                        REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). With the oversight of the Committee, the Company has developed and implemented compensation policies with the objectives of attracting and retaining top quality management and encouraging them to contribute to the Company's growth, while also adhering to a policy of keeping the Company's personnel costs reasonable in relation to those of comparable companies and in relation to the Company's other expenditures for its drug discovery and development programs. For 2001, compensation paid to each of the Named Executive Officers consisted of base salary, a cash bonus and long-term compensation in the form of stock options.

    The Committee's recommendations as to compensation for all employees of the Company, including the Named Executive Officers, are subject to approval by the full Board of Directors of the Company. Vertex's Chief Executive Officer,
Dr. Joshua S. Boger, does not participate in discussions of his compensation among the Compensation Committee and the full Board, nor does he participate in the full Board's vote on the Committee's recommendations as to his compensation.

BASE SALARIES

    Base salaries for 2001 were determined by the Committee in late 2000. Salary increases over 2000 salary levels were based on the Committee's subjective evaluation of the individual executive's performance in 2000 and its estimation of the salaries being offered to senior executives at companies with which Vertex competes in hiring and retaining qualified executives and key scientists. In addition, the Committee considered the results of the 2000 BIOTECHNOLOGY COMPENSATION SURVEY, a survey conducted by Radford Associates and the Salary Information Retrieval System. These surveys included companies in the biotechnology and pharmaceutical industries which voluntarily participated in the surveys. In its determination of compensation levels, the Committee did not consider the Nasdaq Pharmaceuticals Stocks Index, included in the Performance Graph below. That index tracks the stock performance of companies with stock quoted on the Nasdaq Stock Market, which are selected according to the broad Standard Industrial Classification category "Drugs," and which include many categories of companies with which Vertex does not generally compete for services of executives.

    The Committee believed that the 2001 raises approved for the Named Executive Officers were generally comparable to the average raises that year for executives of competing companies. These raises were intended to reflect the Committee's judgment that Vertex's overall performance in 2000 was very good. The Committee believed that setting salary levels in the middle range of those offered by competing companies would allow for the possibility of significant additional cash bonuses based on 2001 individual and Company performance. In determining base salaries for Dr. Boger and Dr. Sato, it was the Committee's intention that such incentive cash bonus and stock option bonus opportunities represent a larger proportion of their total compensation, as compared with other Company employees.

CASH BONUSES

    At the end of 2001, cash bonuses were awarded to the Named Executive Officers, as well as to other Company employees who were deemed to have made substantial contributions to the attainment of those accomplishments judged to be most important to the Company in 2001. The amounts of the cash bonuses awarded to Dr. Boger and Dr. Sato were approximately 31.6% and 25% of their respective 2001 base salaries, reflecting the Committee's determination that a significant proportion of the compensation of those senior executives should be performance-based, as discussed above. The amounts of the Named Executive Officers' bonuses reflected the Committee's determination that the Company made substantial progress during 2001, including enhancing the Company's capabilities in drug discovery through the acquisition of Aurora and advancing and expanding the Company's product pipeline by achieving several key product development goals. It was the Committee's judgment that each of those officers made significant contributions within his or her area of responsibility to the Company's performance during the year.

STOCK OPTIONS

    Stock options under the Company's stock and option plans are granted to employees, including executive officers, to create a link between compensation and stockholder return, and to enable executive officers and other employees to develop and maintain a significant stock ownership position in the Company which will vest over time and act as an incentive for the employee to remain with the Company.

    During 2001, each of the Named Executive Officers was granted ten-year options under the 1996 Stock and Option Plan to purchase a significant number of shares of Common Stock, ranging from 33,236 to 125,000 shares vesting in quarterly installments over five years. In each case, the option exercise price was the average of the high and low market prices on the date of grant. The aggregate amounts of these option awards were based on an evaluation of individual contributions to the Company's success in 2001. Although the Committee did not perform any comprehensive survey of equity compensation at peer group companies, the Committee believed that, compared to the total number of shares outstanding, the total number of options granted to its employees, including the Named Executive Officers, as a group, was within the range of the option grants awarded by other companies with which the Company competes to attract and retain employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Dr. Boger's 2001 base salary of $474,994 represented an increase of approximately 16.7% over his 2000 salary, indicating the Committee's evaluation of Dr. Boger's performance as excellent. The Committee believed that Dr. Boger's resulting 2001 salary was near the middle of the range of base salaries paid to chief executive officers of comparable companies. The Committee set the 2001 base salary at this level in order to provide opportunities for significant incentive cash bonuses based on individual and Company performance.

    The Committee's, and the full Board of Directors', subjective view of Dr. Boger has consistently been that he is an outstanding scientist who has also demonstrated exceptional ability to guide the Company and to manage well not only the Company's scientific programs but its strategic business efforts as well. This subjective view has been supported objectively in Dr. Boger's success during 2001 in enhancing the Company's capabilities in drug discovery through the acquisition of Aurora, advancing and expanding the Company's product pipeline by achieving several key product development goals, and making a number of important hires that brought new talent to the Company's management team. The amounts of Dr. Boger's 2001 cash bonus and stock option award, for the purchase of a total of 125,000 shares of Common Stock, were determined in accordance with the foregoing factors, among others, none of which was weighted more heavily than any other. In setting the size of Dr. Boger's option award, the Committee also considered its judgment that Dr. Boger's scientific and management leadership is very important to the Company, and that it was therefore advisable for him to maintain a substantial unvested option position, in order to continue his incentive to remain with the Company.

INTERNAL REVENUE CODE LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code limits to $1,000,000 per executive the amount of compensation paid to the Company's Chief Executive Officer or any of the Company's other most highly compensated executive officers named in its Summary Compensation Table which may be deducted for corporate tax purposes. Qualified performance-based compensation is not included in the $1,000,000 limit. The Company believes that its 1994 and 1996 Stock and Option Plans qualify as performance-based compensation plans.

                    Submitted by the Compensation Committee:
                                 Barry M. Bloom
                             Roger W. Brimblecombe
                                Elaine S. Ullian

                               PERFORMANCE GRAPH

                            CUMULATIVE TOTAL RETURN
         BASED UPON AN INITIAL INVESTMENT OF $100 ON DECEMBER 31, 1996
                           WITH DIVIDENDS REINVESTED

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                     DEC-96  DEC-97  DEC-98  DEC-99  DEC-00  DEC-01
Vertex Pharmaceuticals Incorporated    $100     $82     $74     $87    $355    $122
NASDAQ Stock Market (U.S.)             $100    $122    $173    $321    $193    $153
NASDAQ Pharmaceuticals Stocks          $100    $103    $131    $247    $308    $262

                              Source: Georgeson Shareholder Communications, Inc.

                                  PROPOSAL 2:
                           APPROVAL OF AMENDMENTS TO
                    THE VERTEX PHARMACEUTICALS INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    The Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in 1992, and has been approved by the stockholders. Under the Purchase Plan, eligible employees have the right to purchase Common Stock on favorable terms through payroll deductions. The purpose of the Purchase Plan is to encourage the Company's employees to share in the economic growth and success of the Company through stock ownership. As of December 31, 2001, approximately 875 persons were eligible to participate in the Purchase Plan. A copy of the Purchase Plan, as proposed to be amended, is attached as Appendix A.

AMENDMENTS

    On March 26, 2002, the Board of Directors approved amendments to the Purchase Plan to be effective upon approval by the Company's stockholders. The effect of these amendments is to (i) eliminate a requirement that an employee have been employed by the Company for six months before being eligible to participate in the Purchase Plan; (ii) increase the maximum percentage of an employee's salary which may be contributed to the Purchase Plan from 10% to 15%, and permit the Board of Directors to change the maximum contribution percentage to an amount between 10% and 20% without obtaining shareholder approval;
(iii) change the duration of each offering period ("Period") from six months to twelve months, with an option, exercisable by any employee during any Period, to terminate the Period at the end of six months; (iv) delete the requirement that stockholder approval be obtained for amendments to the Purchase Plan which change eligibility requirements, change the method of determining the purchase price for Common Shares or materially increase the benefits accruing to employees under the Purchase Plan; (v) clarify the maximum aggregate dollar amount of Common Stock that an employee may purchase under the Purchase Plan; and (vi) increase the number of shares of Common Stock available for issuance under the Purchase Plan by 600,000.

    Currently, the Purchase Plan provides that all employees (i) who are employees of the Company or a subsidiary on an offering date, (ii) who are regularly employed for more than 20 hours a week and for more than five months in a calendar year by the Company or a subsidiary; and (iii) who have been an employee for at least six months are eligible to participate in the Purchase Plan. The proposed amendment would delete the requirement that an employee have been employed for six months on an offering date in order to participate in the Purchase Plan.

    Prior to amendment, the Purchase Plan provided that an employee may elect to have up to 10% of his or her salary deducted for the purpose of purchasing Common Stock under the Purchase Plan. The Board of Directors may increase this amount to 20% without stockholder approval. The proposed amendments to the Purchase Plan would increase the current maximum contribution percentage to 15%, and allow the Board of Directors to set the maximum deduction percentage in the future to any whole percentage between 10% and 20%. Additionally, the Purchase Plan currently provides that an employee may not purchase more than $25,000 worth of Common Stock in any calendar year, based on the fair market value of the Common Stock determined at the offering date. The proposed amendments would increase the limit in subsequent calendar years to the extent allowed by Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), governing employee stock purchase plans.

    The Company makes two offerings to purchase Common Stock under the Purchase Plan each year, one on April 1 and one on October 1. Currently, the Purchase Plan provides that each Period shall be six months long. As amended, the Purchase Plan will provide that each Period extends either for twelve months, or, if an employees so elects within the 30 day period prior to the six month anniversary of the offering date, for six months.

    Currently, the Purchase Plan requires stockholder approval for any amendment to the Purchase Plan which would increase the number of Common Shares available to be offered under the Purchase Plan; change the method of determining the purchase price for shares of Common Stock; materially increase the benefits accruing to participants in the Purchase Plan; or materially change the eligibility requirements for participation in the Purchase Plan. To permit the maximum flexibility allowed by applicable Code provisions, the Purchase Plan as amended would require stockholder approval only for amendments which increase the number of shares of Common Stock available for issuance under the Purchase Plan.

    As of April 1, 2002, 124,576 shares of Common Stock remained available for issuance under the Purchase Plan. The proposed amendments would increase the number of shares of Common Stock available for issuance under the Purchase Plan after the effective date of the amendments by 600,000 shares, to 724,576. On April 1, 2002, the closing sale price for the Common Stock on the Nasdaq Stock Market was $28.40.

    The Board believes these amendments will help the Company to attract and retain qualified employees and provide further incentives to employees as a result of their equity interest in the Company.

SUMMARY OF THE PURCHASE PLAN

    The Purchase Plan is administered by the Compensation Committee of the Board of Directors, which has the power to construe and interpret the Purchase Plan and to determine all questions that arise under the Purchase Plan. Because participation in the Purchase Plan is voluntary and employees may withdraw from the Purchase Plan at any time during a Period without penalty, the benefits to be received by any particular person or group are not determinable by the Company at this time.

    Employees are eligible to participate in the Purchase Plan as described above. Additionally, no employee is eligible to participate in the Purchase Plan if he or she would possess five percent or more of the voting power of the Company's or any subsidiary's common stock immediately after making a purchase under the Purchase Plan. If the Company receives requests from employees to purchase more than the number of shares available during any offering, the available shares will be allocated on a pro rata basis to subscribing employees.

    The price at which an employee may purchase Common Stock under the Purchase Plan is 85% of the lower of (i) the mean of the highest and lowest quoted selling prices of the Common Stock on the day a Period commences, and (ii) the mean of the highest and lowest quoted selling prices on the day the Period ends.

    The Board of Directors may at any time terminate or amend the Purchase Plan. However, the Board of Directors may not amend the Purchase Plan without approval of the stockholders of the Company if any such amendment would increase the number of shares of Common Stock reserved under the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan.

    TAX CONSEQUENCES TO PARTICIPANTS

    The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. In general, an employee will not recognize U.S. taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock. Instead, if an employee sells Common Stock acquired under the Purchase Plan for an amount that exceeds the purchase price, then the employee will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the purchase price, partially as ordinary income and partially as capital gain, depending upon the date of the sale. If the employee sells the Common Stock more than one year after acquiring it and more than two years after the applicable offering date, and the sale price of the Common Stock is higher than the purchase price, then the employee will recognize ordinary income in an amount equal to the lesser of (i) 85% of the fair market value of the Common Stock on the offering date; and (ii) the excess of the sale price of the Common Stock over the purchase price. The balance of the income will be treated as long-term capital gain. If the sale price of the Common Stock is less than the price at which the employee purchased the Common Stock, then the employee will recognize long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the Common Stock.

    If the employee sells the Common Stock within one year after acquiring it or within two years after the offering date (a "Disqualifying Disposition"), then the employee will recognize as ordinary compensation income an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the purchase price plus either (i) capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or (ii) capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the employee held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the employee held the Common Stock for a shorter period.

    TAX CONSEQUENCES TO THE COMPANY

    The offerings of Common Stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan will have any federal income tax consequences to the Company except that the Company will be entitled to a compensation deduction with respect to any ordinary compensation income recognized by an employee upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations on deductions for certain employee remuneration contained in Section 162(m) of the Code.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE VERTEX PHARMACEUTICALS INCORPORATED EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE. A MAJORITY OF THE VOTES PRESENT OR REPRESENTED AND VOTING AT THE MEETING IS REQUIRED FOR SUCH APPROVAL.

                            INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP ("PWC") has served as the Company's independent accountants since 1989. Representatives of PWC will be present at the Meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

    The Board of Directors has not yet appointed independent accountants for the Company's 2002 fiscal year. The Audit Committee of the Board, in accordance with its charter, is in the process of evaluating independent accountants and, after its review is complete, will make a recommendation to the Board on the selection of independent accountants for the 2002 fiscal year.

    AUDIT FEES. Aggregate fees for professional services rendered by PWC in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 31, 2001 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were $271,485.

    FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES. During the year ended December 31, 2001, PWC rendered no professional services to the Company in connection with the design and implementation of financial information systems.

    ALL OTHER FEES. In addition to the fees described above, PWC billed the Company aggregate fees of $520,575 during the year ended December 31, 2001, for the following professional services:

Audit-related services......................................  $454,461
Income tax compliance and related tax services..............  $ 47,988
Other.......................................................  $ 18,126

    Audit-related services fees included fees for issuance of consents, the issuance of a letter with respect to the merger with Aurora qualifying for the pooling of interests method of accounting, issuance of a letter with respect to the preferability of the Company's 2001 change in accounting principle for revenue recognition, and the audit of the Company's 401(k) employee benefit plan and various other accounting matters.

                             AUDIT COMMITTEE REPORT

    The Audit Committee is appointed by the Board of Directors to review the Company's financial matters. Pursuant to a written charter adopted by the Board, the Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal requirements and the quality of its audit process. Each member of the Audit Committee meets the independence requirements set by the Nasdaq Stock Market. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ending December 31, 2001, with management and with the Company's independent auditors, PWC. The Committee also discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee received a written disclosure and letter from PricewaterhouseCoopers LLP regarding its independence, as required by Independence Standards Board Standard No. 1. The Audit Committee also further discussed with PWC their independence and considered whether the independent auditors' provision of non-audit related services is compatible with maintaining the auditors' independence. The Audit Committee also considered other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

                       Submitted by the Audit Committee:
                               Donald R. Conklin
                                 Bruce I. Sachs
                               Charles A. Sanders

                                 OTHER MATTERS

    The Meeting is called for the purposes set forth in the notice. The Board does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

    In order to be considered for inclusion in the Proxy Statement for the Company's 2003 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than December 10, 2002. If the Company does not receive notice of any matter to be considered for presentation at the 2003 Annual Meeting, although not included in the Proxy Statement, by February 24, 2003, the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials. Proposals should be sent to the attention of the Clerk at the Company's offices at 130 Waverly Street, Cambridge, MA 02139-4242.

    Stockholder nominations for election to the Board at the 2003 Annual Meeting of Stockholders may be submitted to the Clerk of the Company no later than February 17, 2003 and must include: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
(v) the consent of each nominee to serve as a director of the Company if so elected.

                                          By order of the Board of Directors

                                          KENNETH S. BOGER
                                          CLERK

April 9, 2002

                                   APPENDIX A

                        VERTEX PHARMACEUTICALS INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN
             (amended and restated subject to stockholder approval
                                on May 17, 2002)

                                   ARTICLE 1
                            PURPOSE AND DEFINITIONS

    SECTION 1.1. PURPOSE. The purpose of the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan is to provide employees with an opportunity to purchase Common Stock in the Company through payroll deductions, thereby encouraging employees to share in the economic growth and success of the Company through stock ownership.

    SECTION 1.2. DEFINITIONS. Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

        (a) "BENEFICIARY" with respect to a Participant, means the beneficiary designated by the Participant under the group term life insurance plan maintained by the Company or such other beneficiary as may be designated by a Participant for purposes of this Plan.

        (b)  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

        (c) "CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time, and references thereto shall include the valid Treasury regulations issued thereunder.

        (d) "COMMITTEE" means the Compensation Committee of the Board of Directors.

        (e) "COMMON STOCK" means shares of the $.01 par value common stock of the Company and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Section 3.4.

        (f) "COMPANY" means Vertex Pharmaceuticals Incorporated or any successor by merger, purchase, or otherwise.

        (g) "COMPENSATION" means the cash compensation received by an Employee for services, including pre-tax employee compensation made to the Company's 401(k) savings plan, but not including overtime or bonuses.

        (h)  "EFFECTIVE DATE" means July 1, 1992.

        (i) "ELECTION" means an election by a Participant to terminate an Offering Period on an Election Date, which election shall be made within the thirty day period prior to the Election Date and shall be in writing on a form furnished by the Company for such purpose and shall be made by having such Participant complete, sign and file such form with the Company in the manner prescribed by the Company.

        (j) "ELECTION DATE" means the six month anniversary of an Offering Date for any Offering Period.

        (k) "EMPLOYEE" means any person who receives a regular stated compensation from the Company or a Subsidiary other than a pension, severance pay, retainer, or fee under contract.

        (l) "FAIR MARKET VALUE" of a Share of Common Stock on a particular date shall be the mean between the highest and lowest quoted selling prices on such date (the "valuation date") on the securities market where the Common Stock of the Company is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Committee) on which there were sales. In the event that there were no sales in such a market within a reasonable period, the fair market value shall be as determined in good faith by the Committee in its sole discretion. The Fair Market Value as determined in this paragraph rounded down to the next lower whole cent if the foregoing calculation results in fractional cents.

        (m) "OFFERING" means the offering of shares of Common Stock to Participants pursuant to this Plan.

        (n) "OFFERING DATE" means each April 1 and October 1 after the Effective Date and prior to October 1, 2007, provided that the first Offering Date will be the Effective Date. If any such date shall fall other than on a business day, then the Offering Date shall be the next succeeding business day.

        (o) "OFFERING PERIOD" means either (i) the period from an Offering Date through the one year anniversary of such Offering Date or (ii) if a Participant validly exercises an Election, the period from an Offering Date through the six month anniversary of such Offering Date.

        (p) "PARTICIPANT" means an Employee who has elected to participate in the Plan.

        (q) "PLAN" means the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan, an "employee stock purchase plan" within the meaning of
    Section 423(b) of the Code, together with any and all amendments thereto.

        (r) "STOCK PURCHASE ACCOUNT", with respect to a Participant, means the account established on the books and records of the Company or a Subsidiary for such Participant representing the payroll deductions credited to such account in accordance with the provisions of the Plan.

        (s) "SUBSIDIARY" means any corporation, fifty percent (50%) or more of the total combined voting power of all classes of stock of which is beneficially owned, directly or indirectly, by the Company.

                                   ARTICLE II
                                 PARTICIPATION

    SECTION 2.1.  PARTICIPATION REQUIREMENTS.

        (a)  COMMENCEMENT OF PARTICIPATION.  Subject to Section 2.2 and
    Section 3.2(b), each person who is an Employee on the Effective Date may elect, pursuant to Article IV, to become a Participant in the Plan on such date. Each person who becomes an Employee after the Effective Date may become a Participant in the Plan on the Offering Date coinciding with or next following the date on which such person becomes an Employee.

        (b) ELIGIBILITY OF FORMER PARTICIPANTS. If a person terminates employment with the Company after becoming a Participant and subsequently resumes employment with the Company, such person will again become eligible to participate on the Offering Date coinciding with or next following such resumption of employment with the Company.

    SECTION 2.2. EXCLUSIONS. Notwithstanding any provision of the Plan to the contrary, in no event shall the following persons be eligible to participate in the Plan:

        (a) Any Employee whose customary employment is twenty (20) hours or less per week;

        (b)  Any Employee whose customary employment is for not more than five
    (5) months in any calendar year; or

        (c) Any Employee who, as of the beginning of an Offering Period, owns (or under Section 423(b)(3) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary.

                                  ARTICLE III
                            OFFERING OF COMMON STOCK

    SECTION 3.1. RESERVATION OF COMMON STOCK. The Board of Directors shall reserve 724,576 shares of Common Stock for issuance under the Plan after May 17, 2002, subject to adjustment in accordance with Section 3.4.

    SECTION 3.2.  OFFERING OF COMMON STOCK.

        (a) GENERAL. Subject to Section 3.2(b), each Participant in the Plan on an Offering Date shall be entitled to purchase shares of Common Stock on the last day of the Offering Period beginning with such Offering Date with the amounts deducted from such Participant's Compensation during such Offering Period pursuant to Article IV, provided, however, that a participant shall not participate in more than one Offering Period simultaneously (except for the one day common to an Offering Period and the subsequent Offering Period). The purchase price for such shares of Common Stock shall be determined under Section 3.3.

        (b) LIMITATIONS. Notwithstanding Section 3.2(a), no employee may accrue rights to purchase shares of Common Stock attributable to an Offering Period in excess of $25,000 of fair market value of such shares (measured as of the relevant Offering Date) for each calendar year during which such rights are outstanding. For any year, this limit shall be further reduced by the fair market value of stock (measured as of the relevant Offering Date for such stock) purchasable under any prior outstanding rights relating to such calendar year under this Plan and all other Code section 423 employee stock purchase plans of the Company or any Subsidiary. This paragraph is intended to be consistent with the limitation of Code section 423(b)(8) and shall be interpreted accordingly.

    SECTION 3.3. DETERMINATION OF PURCHASE PRICE FOR OFFERED COMMON STOCK. The purchase price per share of the shares of Common Stock offered to Participants pursuant to an Offering shall be equal to eighty-five (85%) of the lesser of:

        (a) the Fair Market Value of a share of Common Stock as of the first day of the Offering Period for such Offering; or

        (b) the Fair Market Value of a share of Common Stock as of the last day of the Offering Period for such Offering;

provided, however, in no event shall the purchase price be less than the par value of a share of Common Stock.

    SECTION 3.4. EFFECT OF CERTAIN TRANSACTIONS. The number of shares of Common Stock reserved for the Plan pursuant to Section 3.1, the maximum number of shares of Common Stock offered pursuant to Section 3.2(b), and the determination under Section 3.3 of the purchase price per share of the shares of Common Stock offered to Participants pursuant to an Offering shall be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, a consolidation of shares, the payment of a stock dividend, or any other capital adjustment affecting the number of issued shares of Common Stock. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, recapitalization, merger, consolidation, or otherwise, then there shall be substituted for each share of Common Stock reserved for issuance under the Plan but not yet purchased by Participants, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

                                   ARTICLE IV
                               PAYROLL DEDUCTIONS

    SECTION 4.1. PAYROLL DEDUCTION ELECTIONS. Any Employee eligible to participate in the Plan may elect to have the Company deduct from the Compensation payable to such Employee during each Offering Period any amount between one percent (1%) and fifteen percent (15%) of such Participant's Compensation, in whole multiples of one percent (1%), provided that the maximum amount that any Employee may elect to have deducted may be amended to be any whole percentage between ten percent (10%) and twenty percent (20%) of Compensation, by action of the Board of Directors of the Company, without shareholder approval. Such election shall be made by delivering to the Company during the thirty day period preceding such Offering Period a written direction to make such deductions. Such election shall become effective as of the first day of such Participant's first pay period that begins on or after the first day of such Offering Period and shall remain effective for each successive pay period and for each subsequent Offering until changed or terminated pursuant to this Article IV. The percentage deduction specified by the Participant will be deducted from each payment of compensation made to the Participant.

    SECTION 4.2. ELECTION TO INCREASE OR DECREASE PAYROLL DEDUCTIONS. Subject to Section 4.4, a Participant who has a payroll deduction election in effect under Section 4.1 may prospectively increase or decrease during an Offering Period the percentage amount of the deductions being made by the Company from such Participant's Compensation (including a decrease to zero) by delivering to the Company written direction to make such change. Such change shall become effective as soon as practicable after the Company's receipt of such written direction and shall remain in effect until changed or terminated pursuant to this Article IV. A Participant shall be permitted to increase or decrease the percentage amount of the deductions being made from such Participant's Compensation only once during an Offering Period; provided, however, a Participant may terminate the deductions being made from such Participant's Compensation at any time deductions during such Offering Period. If a Participant terminates deductions, such Participant cannot resume deductions during that Offering Period.

    SECTION 4.3. TERMINATION OF ELECTION UPON TERMINATION OF EMPLOYMENT. The termination of employment of a Participant for any reason shall automatically terminate the election of such Participant to have amounts deducted from such Participant's Compensation pursuant to this Article IV that is then in effect. Such termination shall be effective immediately following the pay period during which such termination of employment occurs, but shall not affect the deduction from Compensation for that pay period.

    SECTION 4.4. FORM OF ELECTIONS. Any written direction by any Participant with respect to any deductions from Compensation pursuant to this Article IV shall be on a form furnished by the Company for such purpose and shall be made by having such Participant complete, sign, and file such form with the Company in the manner prescribed from time to time by the Company.

                                   ARTICLE V
              STOCK PURCHASE ACCOUNTS AND PURCHASE OF COMMON STOCK

    SECTION 5.1. STOCK PURCHASE ACCOUNTS. A Stock Purchase Account shall be established and maintained on the books and records of the Company for each Participant. Amounts deducted from a Participant's Compensation pursuant to
Article IV shall be credited to such Participant's Stock Purchase Account. No interest or other increment shall accrue or be payable to any Participant with respect to any amounts credited to such Stock Purchase Accounts. All amounts credited to such Stock Purchase Accounts shall be withdrawn, paid, or applied toward the purchase of Common stock pursuant to the provisions of this
Article V.

    SECTION 5.2.  PURCHASE OF COMMON STOCK.

        (a) GENERAL. As of the last day of each Offering Period, the amount to the credit of a Participant in such Participant's Stock Purchase Account shall be used to purchase from the Company on such Participant's behalf the largest number of whole shares of Common Stock which can be purchased at the price determined under Section 3.3 with the amount then credited to such Participant's Stock Purchase Account, subject to the limitations set forth in Article III on the maximum number of shares of Common Stock such Participant may purchase. As of such date, such Participant's Stock Purchase Account shall be charged with the aggregate purchase price of the shares of Common Stock purchased on such Participant's behalf. No brokerage or other fees are to be charged upon a purchase. Stock transfer taxes, if any, shall be paid by the Company. The remaining balance, if any, credited to such Participant's Stock Purchase Account shall be carried forward and used to purchase shares of Common Stock in the next succeeding Offering Period; provided that any excess balance remaining in a Participant's Stock Purchase Account after the application of the limitations in Section 3.2 shall be refunded to the Participant.

        (b) ISSUANCE OF COMMON STOCK. The shares of Common Stock purchased for a Participant on the last day of an Offering Period shall be deemed to have been issued by the Company for all purposes as of the close of business on such date. Prior to such date, none of the rights and privileges of a shareholder of the Company shall exist with respect to such shares of Common Stock. As soon as practicable after the end of an Offering Period the Company shall issue and deliver, or shall cause its stock transfer agent to issue and deliver, a certificate for the number of shares of Common Stock purchased for a Participant, which certificate shall be issued in the Participant's name or, if so specified by the Participant, in the name of the Participant and such other person as the Participant shall designate as joint tenants with right of survivorship. In lieu of issuing a certificate, the Company may elect to deliver to the Participant a statement which shall indicate the number of shares of Common Stock purchased for such Participant on the last day of such Offering Period and the aggregate number of shares of Common Stock held on behalf of such Participant under the Plan.

        (c) INSUFFICIENT COMMON STOCK AVAILABLE. If, as of the last day of any Offering Period, the aggregate Stock Purchase Accounts available for the purchase of shares of Common Stock pursuant to Section 5.2(a) would purchase a number of shares of Common Stock in excess of the number of shares of Common Stock then available for purchase under the Plan, (i) the number of shares of Common Stock which would otherwise be purchased for each Participant on such date shall be reduced proportionately to the extent necessary to eliminate such excess, (ii) the remaining balance to the credit of each Participant in each such Participant's Stock Purchase Accounts shall be distributed to each such Participant, and (iii) the Plan shall terminate automatically upon the distribution of the remaining balance in such Stock Purchase Accounts.

    SECTION 5.3. WITHDRAWAL FROM PLAN PRIOR TO PURCHASE OF COMMON STOCK. In the event (i) a Participant elects in writing for any reason to withdraw from the Plan during an Offering Period or (ii) a Participant's employment with the Company terminates for any reason within three months prior to the end of an Offering Period, and such Participant (or, if such Participant is deceased, such Participant's Beneficiary) elects in writing to withdraw from the Plan, then the entire amount to the credit of Such Participant in such Participant's Stock Purchase Account shall be distributed to such Participant (or, if such Participant is deceased, to such Participant's Beneficiary) as soon as administratively practicable after such termination of employment or withdrawal (as the case may be). If a Participant (or, if such Participant is deceased, such Participant's Beneficiary) with the right to do so does not elect in writing to withdraw from the Plan, the amount to the credit of such Participant in such Participant's Stock Purchase Account shall be used to purchase shares of Common Stock for such Participant as of the last day of such Offering Period to the extent provided in Section 5.2(a), and the remaining balance in such Participant's Stock Purchase Account shall be distributed to such Participant as soon as administratively practicable.

                                   ARTICLE VI
                                   COMMITTEE

    SECTION 6.1. POWERS OF THE COMMITTEE. The Committee shall administer the Plan. The Committee shall have all powers necessary to enable it to carry out its duties under the Plan properly. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The decision of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

    SECTION 6.2. INDEMNIFICATION OF THE COMMITTEE. The Company agrees to indemnify and hold harmless the members of the Committee against any liabilities, loss, costs, or damage that they may incur in acting as such members and to assume the defense of any and allocations, suits, or proceedings against the members of the Committee, to the extent permitted by applicable law.

                                  ARTICLE VII
                           AMENDMENT AND TERMINATION

    SECTION 7.1. AMENDMENT OF THE PLAN. The Company expressly reserves the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan; provided, however, no amendment may without the approval of the shareholders of the Company increase the number of shares of Common Stock reserved under the Plan.

    SECTION 7.2. TERMINATION OF PLAN. The Company expressly reserves the right, at any time and for whatever reason it may deem appropriate, to terminate the Plan. If not sooner terminated (i) pursuant to the preceding sentence or
(ii) pursuant to Section 5.2(c), the Plan shall continue in effect through October 1, 2007. Upon any termination of the Plan, the entire amount credited to the Stock Purchase Account of each Participant shall be distributed to each such Participant.

    SECTION 7.3. PROCEDURE FOR AMENDMENT OR TERMINATION. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law. Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Board of Directors (subject to Section 7.1) and shall not require the approval or consent of any Participant or Beneficiary in order to be effective.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    SECTION 8.1. ADOPTION BY A SUBSIDIARY. A Subsidiary may, with the approval of the Board of Directors and the board of directors of such Subsidiary, elect to adopt the Plan as of a date mutually agreeable to the Board of Directors and the board of directors of such Subsidiary. Any such adoption of the Plan by a Subsidiary shall be evidenced by an appropriate instrument of adoption executed by such Subsidiary.

    SECTION 8.2. AUTHORIZATION AND DELEGATION TO THE BOARD OF DIRECTORS. Each Subsidiary which is or hereafter adopts the Plan authorizes and employers the Board of Directors (i) to amend or terminate the Plan without further action by said Subsidiary as provided in Article VII and (ii) to perform such other acts and to do such other things as the Board of Directors is expressly directed, authorized, or permitted to perform or do as provided herein.

    SECTION 8.3. TRANSFERABILITY OF RIGHTS. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during a Participant's lifetime only by the Participant.

    SECTION 8.4. NO EMPLOYMENT RIGHTS. Participation in the Plan shall not give any employee of the Company or any Subsidiary any right to remain employed or, upon termination of employment, any right or interest in the Plan, except as expressly provided herein.

    SECTION 8.5. COMPLIANCE WITH LAW. No shares of Common Stock shall be issued under the Plan prior to compliance by the Company to the satisfaction of its counsel with any applicable laws.

    SECTION 8.6. APPROVAL OF PLAN. The effectiveness of this Plan is subject to its approval and ratification on or before December 31, 1992 by the stockholders of the Company. In the event that the

Plan is not so approved, all amounts deducted from the Compensation of Participants and credited to each Participant's Stock Purchase Account shall be refunded to each such Participant without interest as soon as administratively practicable.

    SECTION 8.7. CONSTRUCTION. Article, Section, and paragraph headings have been inserted in the Plan for convenience of reference only and are to be ignored in any construction of the provisions hereof. If any provision of the Plan shall be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable, and fully effective. It is the intent that the Plan shall at all times constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, and the Plan shall be construed, and interpreted to remain such. The Plan shall be construed, administered, regulated, and governed by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the Commonwealth of Massachusetts. Without limiting the foregoing, all Participants for an Offering Period shall have the same rights and privileges with respect to their rights to acquire Common Stock under the Plan for such period, subject to the express terms hereof.

                                  DETACH HERE

                                     PROXY

                      VERTEX PHARMACEUTICALS INCORPORATED

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby constitute and appoint Joshua S. Boger, Vicki L. Sato and Valerie L. Andrews, or any one of them, the attorney(s) of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all stock of Vertex Pharmaceuticals Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated to be held at 130 Waverly Street, Cambridge, Massachusetts, on Friday, May 17, 2002 at 9:30 A.M. and at any adjournments thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking all previous proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND, IN THE CASE OF OTHER MATTERS THAT LEGALLY COME BEFORE THE MEETING, AS SAID ATTORNEY(S) MAY DEEM ADVISABLE.

SEE REVERSE                                                         SEE REVERSE
   SIDE           (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)         SIDE

VERTEX PHARMACEUTICALS
     INCORPORATED
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940








                                  DETACH HERE


    PLEASE MARK
/X/ VOTES AS IN
    THIS EXAMPLE.

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

1. Election of three (3) directors to the class of directors whose term expires in 2005.

NOMINEES: (01) Roger W. Brimblecombe, (02) Donald R.
          Conklin, and (03) Stuart J.M. Collinson.

             FOR                            WITHHELD
       / /   ALL                        / / FROM ALL
           NOMINEES                         NOMINEES


                                                     FOR   AGAINST   ABSTAIN
2. Approval of the amendments to the Vertex
Pharmaceuticals Incorporated Employee                / /     / /       / /
Stock Purchase Plan.


/ /
    ----------------------------------------
    For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.  / /

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.    / /

Please sign name exactly as name appears. When signing in a fiduciary capacity, please give full title. Co-fiduciaries and joint owners should each sign.

Signature:                 Date:        Signature:                 Date:
          ----------------      -------           ----------------      -------